As filed with the Securities and Exchange Commission on August 2, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LifePoint Hospitals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-1538254
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

103 Powell Court, Suite 200	37027
Brentwood, Tennessee	(Zip Code)
(Address of Principal Executive Offices)

LifePoint Hospitals, Inc. Amended and Restated 1998 Long-Term Incentive Plan
LifePoint Hospitals, Inc. Amended and Restated Management Stock Purchase Plan
LifePoint Hospitals Inc. Amended and Restated Outside Directors Stock and Incentive Compensation Plan
(Full titles of the plans)

Paul D. Gilbert, Esq.
Executive Vice President and Chief Legal Officer
LifePoint Hospitals, Inc.
103 Powell Court, Suite 200
Brentwood, Tennessee 37027
(Name and address of agent for service)
(615) 372-8500
(Telephone number, including area code, of agent for service)
Copy to:
E. Marlee Mitchell, Esq.
Waller Lansden Dortch & Davis, LLP
511 Union Street, Suite 2700
Nashville, Tennessee 37219
(615) 244-6380

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed
	Amount to be	offering price	maximum aggregate	Amount of
Title of securities to be registered	registered (2)	per share (3)	offering price (3)	registration fee
Amended and Restated 1998 Long-Term Incentive Plan Common Stock, $0.01 par value (1)	2,330,000	$30.23	$70,435,900	$5,022.08
Amended and Restated Management Stock Purchase Plan Common Stock, $0.01 par value (1)	85,000	$30.23	$2,569,550	$183.21
Amended and Restated Outside Directors Stock and Incentive Compensation Plan Common Stock, $0.01 par value (1)	40,000	$30.23	$1,209,200	$86.22
Total	2,455,000	$30.23	$74,214,650	$5,291.51

(1)	Includes associated preferred stock purchase rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the common stock.

(2)	This Registration Statement shall also cover any additional shares of common stock that become issuable under the Amended and Restated 1998 Long-Term Incentive Plan, the Amended and Restated Management Stock Purchase Plan, and the Amended and Restated Outside Directors Stock and Incentive Compensation Plan by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization of or by the Registrant which results in an increase in the number of the Registrant’s outstanding shares of common stock or shares issuable pursuant to awards granted under any of the plans.

(3)	Estimated for the sole purpose of computing the registration fee. Pursuant to Rules 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per share is calculated as the average of the high and low selling prices, as reported on the NASDAQ Global Select Market, of the common stock of the Registrant as of July 29, 2010, a date within five business days prior to the filing of this Registration Statement.

EXPLANATORY NOTE
     LifePoint Hospitals, Inc. (the “Company”) hereby files this Registration Statement on Form S-8 (this “Registration Statement”) to register (i) an additional 2,330,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable pursuant to the Company’s Amended and Restated 1998 Long-Term Incentive Plan (the “LTIP”), (ii) an additional 85,000 shares of Common Stock issuable pursuant to the Company’s Amended and Restated Management Stock Purchase Plan (the “MSPP”) and (iii) an additional 40,000 shares of Common Stock issuable pursuant to the Company’s Amended and Restated Outside Directors Stock and Incentive Compensation Plan (the “Directors Plan” together with the LTIP and the MSPP, the “Plans”).
     The contents of the Company’s Registration Statement on Form S-8 (Registration No. 333-159233) registering shares of Common Stock issuable pursuant to the Plans (and the Company’s Employee Stock Purchase Plan and Retirement Plan, which are not affected by this Registration Statement) and filed with the Securities and Exchange Commission on May 14, 2009 are hereby incorporated by reference pursuant to Instruction E to Form S-8. Also, pursuant to Instruction E to Form S-8, the filing fee is being paid only with respect to the 2,455,000 shares of Common Stock not previously registered.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and to be a part hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits.

Exhibit
Number	Description of Exhibits

4.1	Form of Specimen Stock Certificate (incorporated by reference from exhibits to the Registration Statement on Form S-4, as amended, filed by LifePoint Hospitals, Inc. on October 25, 2004, File No. 333-119929)

4.2	Amended and Restated Rights Agreement, dated February 25, 2009, by and between LifePoint Hospitals, Inc. and American Stock Transfer & Trust Company, LLC (incorporated by reference from exhibits to the LifePoint Hospitals, Inc. Current Report on Form 8-K dated February 25, 2009, File No. 000-51251)

5.1	Opinion of Waller Lansden Dortch & Davis, LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

Exhibit
Number	Description of Exhibits

99.1	LifePoint Hospitals, Inc. Amended and Restated 1998 Long-Term Incentive Plan, dated June 30, 2005 (incorporated by reference from Appendix B to the LifePoint Hospitals, Inc. Proxy Statement filed April 29, 2010, File No. 000-51251)

99.2	Amendment, dated May 13, 2008, to the LifePoint Hospitals, Inc. Amended and Restated 1998 Long-Term Incentive Plan (incorporated by reference from Appendix B to the LifePoint Hospitals, Inc. Proxy Statement filed April 29, 2010, File No. 000-51251)

99.3	Amendment, dated December 10, 2008, to the LifePoint Hospitals, Inc. Amended and Restated 1998 Long-Term Incentive Plan (incorporated by reference from Appendix B to the LifePoint Hospitals, Inc. Proxy Statement filed April 29, 2010, File No. 000-51251)

99.4	Amendment, dated April 27, 2010, to the LifePoint Hospitals, Inc. Amended and Restated 1998 Long-Term Incentive Plan (incorporated by reference from Appendix B to the LifePoint Hospitals, Inc. Proxy Statement filed April 29, 2010, File No. 000-51251)

99.5	Amendment, dated June 8, 2010, to the LifePoint Hospitals, Inc. Amended and Restated 1998 Long-Term Incentive Plan (incorporated by reference from Appendix A to the LifePoint Hospitals, Inc. Proxy Statement filed April 29, 2010, File No. 000-51251)

99.6	LifePoint Hospitals, Inc. Amended and Restated Management Stock Purchase Plan, dated January 1, 2003 (incorporated by reference from Appendix D to the LifePoint Hospitals, Inc. Proxy Statement filed April 29, 2010, File No. 000-51251)

99.7	Amendment, dated May 22, 2003, to the LifePoint Hospitals, Inc. Amended and Restated Management Stock Purchase Plan (incorporated by reference from Appendix D to the LifePoint Hospitals, Inc. Proxy Statement filed April 29, 2010, File No. 000-51251)

99.8	Amendment, dated May 13, 2008, to the LifePoint Hospitals, Inc. Amended and Restated Management Stock Purchase Plan (incorporated by reference from Appendix D to the LifePoint Hospitals, Inc. Proxy Statement filed April 29, 2010, File No. 000-51251)

99.9	Amendment, dated December 10, 2008, to the LifePoint Hospitals, Inc. Amended and Restated Management Stock Purchase Plan (incorporated by reference from Appendix D to the LifePoint Hospitals, Inc. Proxy Statement filed April 29, 2010, File No. 000-51251)

99.10	Amendment, dated March 24, 2009, to the LifePoint Hospitals, Inc. Amended and Restated Management Stock Purchase Plan (incorporated by reference from Appendix D to the LifePoint Hospitals, Inc. Proxy Statement filed April 29, 2010, File No. 000-51251)

99.11	Amendment, dated April 27, 2010, to the LifePoint Hospitals, Inc. Amended and Restated Management Stock Purchase Plan (incorporated by reference from Appendix D to the LifePoint Hospitals, Inc. Proxy Statement filed April 29, 2010, File No. 000-51251)

99.12	Amendment, dated June 8, 2010, to the LifePoint Hospitals, Inc. Amended and Restated Management Stock Purchase Plan (incorporated by reference from Appendix C to the LifePoint Hospitals, Inc. Proxy Statement filed April 29, 2010, File No. 000-51251)

99.13	LifePoint Hospitals, Inc. Amended and Restated Outside Directors Stock and Incentive Compensation Plan, dated May 14, 2008 (incorporated by reference from Appendix F to the LifePoint Hospitals, Inc. Proxy Statement filed April 29, 2010, File No. 000-51251)

99.14	Amendment, dated March 24, 2009, to the Amended and Restated LifePoint Hospitals, Inc. Outside Directors Stock and Incentive Compensation Plan (incorporated by reference from exhibits to the LifePoint Hospitals, Inc. Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, File No. 000-51251)

Exhibit
Number	Description of Exhibits

99.15	Amendment, dated April 27, 2010, to the LifePoint Hospitals, Inc. Amended and Restated Outside Directors Stock and Incentive Compensation Plan, dated May 14, 2008 (incorporated by reference from Appendix F to the LifePoint Hospitals, Inc. Proxy Statement filed April 29, 2010, File No. 000-51251)

99.16	Amendment, dated June 8, 2010, to the LifePoint Hospitals, Inc. Amended and Restated Outside Directors and Incentive Compensation Plan, dated May 14, 2008 (incorporated by reference from Appendix E to the LifePoint Hospitals, Inc. Proxy Statement filed April 29, 2010, File No. 000-51251)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on August 2, 2010.

LIFEPOINT HOSPITALS, INC.
By:	/s/ Paul D. Gilbert
Paul D. Gilbert
Executive Vice President and Chief Legal Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey S. Sherman and Paul D. Gilbert, and both or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ William F. Carpenter III William F. Carpenter III	President and Chief Executive Officer, Director	August 2, 2010

/s/ Jeffrey S. Sherman Jeffrey S. Sherman	Executive Vice President and Chief Financial Officer	August 2, 2010

/s/ Michael S. Coggin Michael S. Coggin	Senior Vice President and Chief Accounting Officer	August 2, 2010

/s/ Gregory T. Bier Gregory T. Bier	Director	August 2, 2010

/s/ Richard H. Evans Richard H. Evans	Director	August 2, 2010

/s/ DeWitt Ezell, Jr. DeWitt Ezell, Jr.	Director	August 2, 2010

SIGNATURE	TITLE	DATE

/s/ Michael P. Haley Michael P. Haley	Director	August 2, 2010

/s/ Marguerite W. Kondracke Marguerite W. Kondracke	Director	August 2, 2010

/s/ John E. Maupin, Jr. John E. Maupin, Jr.	Director	August 2, 2010

/s/ Owen G. Shell, Jr. Owen G. Shell, Jr.	Director	August 2, 2010

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibits

4.1	Form of Specimen Stock Certificate (incorporated by reference from exhibits to the Registration Statement on Form S-4, as amended, filed by LifePoint Hospitals, Inc. on October 25, 2004, File No. 333-119929)

4.2	Amended and Restated Rights Agreement, dated February 25, 2009, by and between LifePoint Hospitals, Inc. and American Stock Transfer & Trust Company, LLC (incorporated by reference from exhibits to the LifePoint Hospitals, Inc. Current Report on Form 8-K dated February 25, 2009, File No. 000-51251)

5.1	Opinion of Waller Lansden Dortch & Davis, LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

99.1	LifePoint Hospitals, Inc. Amended and Restated 1998 Long-Term Incentive Plan, dated June 30, 2005 (incorporated by reference from Appendix B to the LifePoint Hospitals, Inc. Proxy Statement filed April 29, 2010, File No. 000-51251)

99.2	Amendment, dated May 13, 2008, to the LifePoint Hospitals, Inc. Amended and Restated 1998 Long-Term Incentive Plan (incorporated by reference from Appendix B to the LifePoint Hospitals, Inc. Proxy Statement filed April 29, 2010, File No. 000-51251)

99.3	Amendment, dated December 10, 2008, to the LifePoint Hospitals, Inc. Amended and Restated 1998 Long-Term Incentive Plan (incorporated by reference from Appendix B to the LifePoint Hospitals, Inc. Proxy Statement filed April 29, 2010, File No. 000-51251)

99.4	Amendment, dated April 27, 2010, to the LifePoint Hospitals, Inc. Amended and Restated 1998 Long-Term Incentive Plan (incorporated by reference from Appendix B to the LifePoint Hospitals, Inc. Proxy Statement filed April 29, 2010, File No. 000-51251)

99.5	Amendment, dated June 8, 2010, to the LifePoint Hospitals, Inc. Amended and Restated 1998 Long-Term Incentive Plan (incorporated by reference from Appendix A to the LifePoint Hospitals, Inc. Proxy Statement filed April 29, 2010, File No. 000-51251)

99.6	LifePoint Hospitals, Inc. Amended and Restated Management Stock Purchase Plan, dated January 1, 2003 (incorporated by reference from Appendix D to the LifePoint Hospitals, Inc. Proxy Statement filed April 29, 2010, File No. 000-51251)

99.7	Amendment, dated May 22, 2003, to the LifePoint Hospitals, Inc. Amended and Restated Management Stock Purchase Plan (incorporated by reference from Appendix D to the LifePoint Hospitals, Inc. Proxy Statement filed April 29, 2010, File No. 000-51251)

99.8	Amendment, dated May 13, 2008, to the LifePoint Hospitals, Inc. Amended and Restated Management Stock Purchase Plan (incorporated by reference from Appendix D to the LifePoint Hospitals, Inc. Proxy Statement filed April 29, 2010, File No. 000-51251)

99.9	Amendment, dated December 10, 2008, to the LifePoint Hospitals, Inc. Amended and Restated Management Stock Purchase Plan (incorporated by reference from Appendix D to the LifePoint Hospitals, Inc. Proxy Statement filed April 29, 2010, File No. 000-51251)

Exhibit
Number	Description of Exhibits

99.10	Amendment, dated March 24, 2009, to the LifePoint Hospitals, Inc. Amended and Restated Management Stock Purchase Plan (incorporated by reference from Appendix D to the LifePoint Hospitals, Inc. Proxy Statement filed April 29, 2010, File No. 000-51251)

99.11	Amendment, dated April 27, 2010, to the LifePoint Hospitals, Inc. Amended and Restated Management Stock Purchase Plan (incorporated by reference from Appendix D to the LifePoint Hospitals, Inc. Proxy Statement filed April 29, 2010, File No. 000-51251)

99.12	Amendment, dated June 8, 2010, to the LifePoint Hospitals, Inc. Amended and Restated Management Stock Purchase Plan (incorporated by reference from Appendix C to the LifePoint Hospitals, Inc. Proxy Statement filed April 29, 2010, File No. 000-51251)

99.13	LifePoint Hospitals, Inc. Amended and Restated Outside Directors Stock and Incentive Compensation Plan, dated May 14, 2008 (incorporated by reference from Appendix F to the LifePoint Hospitals, Inc. Proxy Statement filed April 29, 2010, File No. 000-51251)

99.14	Amendment, dated March 24, 2009, to the Amended and Restated LifePoint Hospitals, Inc. Outside Directors Stock and Incentive Compensation Plan (incorporated by reference from exhibits to the LifePoint Hospitals, Inc. Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, File No. 000-51251)

99.15	Amendment, dated April 27, 2010, to the LifePoint Hospitals, Inc. Amended and Restated Outside Directors Stock and Incentive Compensation Plan, dated May 14, 2008 (incorporated by reference from Appendix F to the LifePoint Hospitals, Inc. Proxy Statement filed April 29, 2010, File No. 000-51251)

99.16	Amendment, dated June 8, 2010, to the LifePoint Hospitals, Inc. Amended and Restated Outside Directors and Incentive Compensation Plan, dated May 14, 2008 (incorporated by reference from Appendix E to the LifePoint Hospitals, Inc. Proxy Statement filed April 29, 2010, File No. 000-51251)